Exhibit 21.1

The following entities are expected to be subsidiaries of ZimVie Inc. upon completion of the distribution described in the information statement:

Name of Subsidiary	Jurisdiction of Formation
Domestic subsidiaries:
Biomet 3i, LLC	Florida
dba Zimmer Biomet Dental
dba ZimVie Dental
EBI Holdings, LLC	Delaware
EBI Medical Systems, LLC	Delaware
EBI, LLC	Indiana
dba Zimmer Biomet Bone Healing Technologies
dba Biomet Bone Healing Technologies
dba Biomet Bracing
dba Biomet Healing Technologies (Forced)
dba Biomet Spine (Forced)
dba Biomet Spine & Bone Healing Technologies
dba Biomet Spine & Bone Healing Technologies, LLC (Forced)
dba Biomet Spine & Bone Healing Technologies, Biomet Bracing and Biomet Osteobiologics, LLC (Forced)
dba Biomet Trauma, Biomet Spine (Forced)
dba Biomet Trauma, Biomet Spine, Biomet Bracing and Biomet Osteobiologics, LLC (Forced)
dba EBI, LLC (IN) (Forced)
dba EBI, LLC of Indiana (Forced)
dba ZimVie
Electro-Biology, LLC	Delaware
Implant Concierge, LLC	Texas
Zimmer Biomet Spine, Inc.	Delaware
dba Lanx
dba Zimmer Spine
dba ZimVie
dba ZimVie Spine
Zimmer Dental Inc.	Delaware
dba ZimVie Dental
ZimVie Holdings US 1 LLC	Delaware
ZimVie Holdings US 2 LLC	Delaware

Foreign subsidiaries:
Biomet 3i Australia Pty. Ltd.	Australia
ZimVie Austria GmbH	Austria
Biomet 3i Belgium N.V.	Belgium
Biomet 3i Benelux Holdings N.V.	Belgium
LDR Brasil Comercio, Importacao e Exportacao Ltda.	Brazil
Zimmer Biomet Dental Canada Inc.	Canada
Zimmer Dental Chile Spa	Chile
Zimmer Dental (Shanghai) Medical Device Co. Ltd.	China
IC Guided Surgery, SRL	Costa Rica
LDR Médical S.A.S.	France
Zimmer Dental SAS	France

Name of Subsidiary	Jurisdiction of Formation
Zimmer Spine SAS	France
Zfx GmbH	Germany
Zimmer Dental GmbH	Germany
ZB Dental India Private Limited	India
Zimmer Dental Ltd.	Israel
3DIEMME Srl	Italy
Zfx Innovation GmbH	Italy
Zimmer Dental Italy Srl	Italy
Zimmer Biomet Dental GK	Japan
ZimVie Korea Co Ltd.	Korea
JERDS Luxembourg Holding S.ar.l	Luxembourg
Biomet 3i Mexico S.A. de C.V.	Mexico
Biomet 3i Netherlands B.V.	Netherlands
ZimVie Netherlands Global Holding B.V.	Netherlands
ZimVie Netherlands Holding B.V.	Netherlands
Biomet 3i Portugal Lda	Portugal
EBI Patient Care, Inc.	Puerto Rico
ZimVie Singapore Pte. Ltd.	Singapore
Biomet 3i Dental Iberica SL	Spain
Biomet 3i Nordic AB	Sweden
Biomet 3i Switzerland GmbH	Switzerland
ZimVie Taiwan Co Ltd.	Taiwan
Biomet 3i Turkey	Turkey
Biomet 3i UK Ltd.	United Kingdom